UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

Macquarie Equipment Leasing Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-154278	26-3291543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin St., 17th Floor, Suite 1700, Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 457-0645

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, John Papatsos, 41, was appointed by Macquarie Asset Management, Inc., the manager of the Registrant (the “Manager”) to be the Principal Financial Officer of the Manager and Principal Accounting Officer of the Registrant, replacing Frank V. Saracino.

Mr. Papatsos joined the Macquarie Group in October 2008 as a Senior Vice President, and is currently head of Corporate Reporting for the Americas. From October 2008 – June 2011, Mr. Papatsos was appointed as an officer of Macquarie Capital USA Inc., a broker dealer registered with the Securities and Exchange Commission. Prior to joining the Macquarie Group, Mr. Papatsos was employed as Managing Director at Natixis Capital Markets, Inc., from June 1999 – October 2008, where he was responsible for overseeing financial planning, capital markets accounting, and regulatory reporting, and at JP Morgan, from September 1992 – June 1999 in a number of roles including short term interest rate trading finance and regulatory reporting. Mr. Papatsos currently resides in New York City. He earned a Diploma in Public Accounting from Pace University, New York City, a Masters Degree in Finance from St. John’s University, and holds FINRA securities license 27.

There is no family relationship between Mr. Papatsos and any other director, executive officer or person nominated or chosen by the Manager to become a director or executive officer. There are no transactions in which Mr. Papatsos has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE EQUIPMENT LEASING FUND, LLC

Date: June 25, 2012	By:	/s/ David Fahy
David Fahy
President of the Manager